RESOLUTION OF THE SHAREHOLDERS

OF

FOREVER ZEN LTD.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived, held this 11th day of November, 2013

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate and elect a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

ALAN CHEN, Director, CEO

Mr. Chen, has been nominated and has accepted his position of DIRECTOR of the Company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

 Dated: November 11th, 2013

/s/ Alan Chen
Alan Chen, Director, Pioneer Media Investments Co on behalf of the Majority Shareholders